Exhibit 99.1

                       ACTION BY UNANIMOUS WRITTEN CONSENT
                            OF THE BOARD OF DIRECTORS
                                       OF
                              MAKE YOUR MOVE, INC.

                                October 21, 2003


     Pursuant to Section 78.315 of the Nevada General Corporation Law, the undersigned, being all the directors of Make Your Move, Inc., a Nevada corporation (the "Corporation"), hereby consent to the adoption of, and hereby adopt, the following resolutions and declare them to be in full force and effect as if adopted at a regularly scheduled meeting of the directors of the Corporation.

The Make Your Move, Inc. 2003 Amended Stock Plan
------------------------------------------------

     WHEREAS, the Board of Directors of the Corporation deem it to be in the best interest of the Corporation to adopt the Make Your Move, Inc. 2003 Amended Stock Plan in substantially the same form as attached hereto as Exhibit A (the "2003 Amended Plan").

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby adopts the 2003 Plan in substantially the same form as attached hereto as Exhibit A;

     RESOLVED FURTHER, that the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, or the Secretary (collectively, the "Designated Officers") be, and each of them hereby is, authorized and directed to execute the 2003 Plan with such changes, deletions or additions therein as he may approve, his execution thereof to conclusively establish his approval of such changes, deletions or additions;

     RESOLVED FURTHER, that any Designated Officer be, and each of them hereby is, authorized, empowered, and directed to prepare, execute, and file, in the name of and on behalf of the Corporation, with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8, together with any and all amendments (including post-effective amendments) thereto and all documents in connection therewith, for the purpose of registering with the SEC the shares of the Corporation's common stock issuable under the 2003 Plan, and to take such actions as such Designated Officer shall deem to be necessary or appropriate to reserve a sufficient number of shares of the Corporation's common stock for issuance under the 2003 Plan; and

     RESOLVED FURTHER, that [Henry Rolling] be, and he hereby is, appointed the Corporation's agent for service of process for the purpose of the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-8.

Grants under the 2003 Plan; Exemptions under Rule 16b-3
-------------------------------------------------------

     WHEREAS, set forth on Exhibit B hereto is a list of directors, officers, employees and consultants of the Corporation indicating the number of shares of the Corporation's common stock to be granted to such persons pursuant to the 2003 Plan; and

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     WHEREAS,  the Board of Directors desires to approve the acquisition of such shares of the Corporation's common stock by directors and officers pursuant to the 2003 Plan in accordance with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     NOW, THEREFORE, BE IT RESOLVED, that each person listed on Exhibit B hereto be, and each of them hereby is, granted the number of shares of common stock set forth opposite such person's name on Exhibit B pursuant to, and in the manner contemplated by, the 2003 Plan, and that the Board of Directors hereby approves the acquisition of such shares by those persons that are directors or officers of the Corporation in order to exempt such acquisitions from Section 16(b) of the Exchange Act.

General Resolutions
-------------------

     RESOLVED, that the Designated Officers be, and each of them hereby is, authorized, empowered and directed to perform such acts and execute such documents as they shall determine to be necessary or desirable to effectuate the foregoing resolutions and any of the transactions contemplated thereby, with such determination to be conclusively evidenced by the performance of such acts and the execution of such documents;

     RESOLVED FURTHER, that all actions heretofore taken by the officers, directors, or agents of the Corporation relating to the foregoing matters and resolutions be, and they hereby are, approved, adopted, ratified, and confirmed in all respects as if they had been done pursuant to specific authority granted to them by the Board of Directors;

     RESOLVED FURTHER, this consent may be executed in multiple counterparts, all of which when taken together shall constitute one and the same consent; and

     RESOLVED FURTHER, that this consent may be executed by facsimile signature and upon such execution shall have the same force and effect as an original.



     IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent to be effective as of the date set forth above.


/s/ Henry Rollings
---------------------------
    Henry Rollings
    President, Director, Secretary

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                                    EXHIBIT A

                      MAKE YOUR MOVE, INC. 2003 STOCK PLAN

                              MAKE YOUR MOVE, INC.
                                 2003 AMENDED STOCK PLAN


                               ARTICLE 1 PURPOSE

     1.1 GENERAL. The purpose of the Make Your Move, Inc. 2003 Amended Stock Plan (the "Plan") is to promote the success, and to enhance the value, of Make Your Move, Inc. (the "Company") by linking the personal interests of its management employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to help the Company in its ability to motivate, attract, and retain the services of management employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is dependent.

                            ARTICLE 2 EFFECTIVE DATE

     2.1 EFFECTIVE DATE. The Plan is effective as of the date set forth below.

                     ARTICLE 3 DEFINITIONS AND CONSTRUCTION

     3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Committee" means the committee of the Board described in Article 4.

     (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (d)  "Grant" means a grant of Stock under the Plan.

     (e) "Participant" means a person who, as a management employee of the Company has been granted Stock under this Plan.

     (f) "Plan" means the Make Your Move, Inc. 2003 Amended Stock Plan, as it may be amended from time to time.

     (g)  "Stock" means the common stock of the Company.

                        ARTICLE 4 ADMINISTRATION OF PLAN

     4.1 COMMITTEE. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board does not appoint a Committee, references in the Plan to the Committee will refer to the Board.

     4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other


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information  furnished  to that member by any  officer or other  employee of the
Company or any subsidiary of the Company,  the Company's  independent  certified
public  accountants,   or  any  executive   compensation   consultant  or  other
professional retained by the Company to assist in the administration of the Plan.

     4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

     (a)  Designate Participants to receive Grants;

     (b)  Determine the number of shares of Stock to be granted to Participants;

     (c)  Determine the terms and conditions of any Grants under the Plan;

     (d) Decide all other matters that must be determined in connection with a Grant;

     (e) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

     (f) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

     4.4 DECISIONS BINDING. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                      ARTICLE 5 SHARES SUBJECT TO THE PLAN

     5.1 NUMBER OF SHARES. The aggregate number of shares of Stock reserved and available for grant under the Plan shall be determined by the Board from time to time, but shall not exceed 15,000,000 shares. In the event a stock split or similar event involving the Stock, the shares of Stock available for Grant under the Plan shall be adjusted proportionately.

     5.2 STOCK DISTRIBUTED. Any Stock granted pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

                    ARTICLE 6 ELIGIBILITY AND PARTICIPATION

     6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all management employees of the Company and its subsidiaries.

     6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Stock shall be granted and shall determine the nature and amount of such grant. No individual shall have any right to be granted Stock under this Plan.

                             ARTICLE 7 STOCK GRANTS

     7.1 DISCRETIONARY GRANTS. The Committee is authorized, in its discretion, to grant Stock to Participants under this Plan.

     7.2 EVIDENCE OF GRANT. The Committee shall provide evidence of the Grant to the Participant in writing or by using electronic means.

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               ARTICLE 8 AMENDMENT, MODIFICATION AND TERMINATION

     8.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     8.2 Stock PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Grant previously made under the Plan, without the written consent of the Participant.

                          ARTICLE 9 GENERAL PROVISIONS

     9.1 NO RIGHTS TO STOCK. No Participant, employee, or other person shall have any claim to be granted any Stock under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

     9.2 WITHHOLDING. The Company has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

     9.3 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan may interfere with or limit in any way the right of the Company to terminate any Participant's employment or services at any time, nor to confer upon any Participant any right to continue in the employ or service of the Company.

     9.4 UNFUNDED STATUS OF PLAN. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to a Grant, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general creditor of the Company or any subsidiary.

     9.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     9.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit-sharing, group insurance, welfare or other benefit plan of the Company.

     9.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its subsidiaries.

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     9.8 TITLES AND  HEADINGS.  The titles and  headings of the  Sections in the
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     9.9 FRACTIONAL SHARES. No fractional shares of stock shall be granted.

     9.10 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     9.11 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Nevada.

     IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized representative on this 21st day of October, 2003.

                                                     MAKE YOUR MOVE, INC.



                                                  By:    Henry Rolling
                                                  ------------------------------
                                                         Henry Rolling
                                                  Chairman of the Board of
                                                  Directors and President


                                    EXHIBIT B


Name of Director or Officer                       Number of Shares
-----------------------------------------------------------------
Henry Rolling                                           1,568,125
Vincent Goett                                           6,000,000
Kristin Rolling                                         400,000
John Metzker                                            300,000
Luther Mack                                             100,000
Dan Lesnick                                             250,000

Total                                                   8,618,125
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